UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 26, 2018

AquaBounty Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mill & Main Place, Suite 395, Maynard, Massachusetts	01754
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	978-648-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐
Item 8.01  Other Events.
On April 26, 2018, the U.S. Food and Drug Administration (FDA) announced that it approved a supplemental New Animal Drug Application submitted by AquaBounty Technologies, Inc. (the “Supplemental NADA”). The Supplemental NADA requested FDA approval to raise AquAdvantage Salmon®, a product under an application previously approved in 2015, at a land-based contained facility near Albany, Indiana. While the Indiana facility is approved for production, the company is prohibited from importing the eggs necessary for producing genetically engineered salmon at the facility because of a requirement in FDA’s current appropriations law.
On April 27, 2018, AquaBounty Technologies, Inc. (the “Company”) issued a press release regarding approval of the Supplemental NADA. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by AquaBounty Technologies, Inc. on April 27, 2018, furnished herewith.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)
April 27, 2018	/s/ David A. Frank
David A. Frank
Chief Financial Officer
EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by AquaBounty Technologies, Inc. on April 27, 2018, furnished herewith.